EXHIBIT 99.5
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                                                                 EXECUTION COPY


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                     CONVERSION AND CONTRIBUTION AGREEMENT


                                  BY AND AMONG


                                 CP HOLDCO, LLC




                                      AND




                     THE PERSONS NAMED ON SCHEDULE I HERETO



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                            DATED: DECEMBER 5, 2007

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                               TABLE OF CONTENTS


ARTICLE 1   CONVERSION AND CONTRIBUTION.......................................2
    Section 1.1       Conversion of Series D Preferred Stock..................2
    Section 1.2       Contribution of Conversion Shares for Units.............2
    Section 1.3       Closing; Deliveries At Closing..........................3
    Section 1.4       No Transfer.............................................4

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF PARENT..........................4
    Section 2.1       Existence and Power.....................................4
    Section 2.2       Authorization, No Conflicts.............................4
    Section 2.3       Binding Effect..........................................4
    Section 2.4       Approvals and Consents..................................5
    Section 2.5       Issuance of Units.......................................5

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTING SHAREHOLDERS...5
    Section 3.1       Power and Authority.....................................5
    Section 3.2       Authorization, No Conflicts.............................5
    Section 3.3       Binding Effect..........................................6
    Section 3.4       Approvals and Consents..................................6
    Section 3.5       Status of Contributing Shareholder......................6
    Section 3.6       Ownership of Series D Preferred Stock...................6
    Section 3.7       Ownership of Conversion Shares..........................6

ARTICLE 4   CONDITIONS TO THE OBLIGATIONS OF THE PARTIES TO CLOSE.............6
    Section 4.1       Conditions to the Obligations of the Contributing
                      Shareholders to Close...................................6
    Section 4.2       Conditions to the Obligations of Parent to Close........7

ARTICLE 5   TERMINATION ......................................................7
    Section 5.1       Termination.............................................7
    Section 5.2       Effect of Termination...................................7

ARTICLE 6   MISCELLANEOUS.....................................................8
    Section 6.1       Survival of Representations and Warranties..............8
    Section 6.2       Notices.................................................8
    Section 6.3       Successors and Assigns; Third Party Beneficiaries.......8
    Section 6.4       Amendment and Waiver....................................9
    Section 6.5       Counterparts............................................9
    Section 6.6       Headings................................................9
    Section 6.7       Governing Law; Consent to Jurisdiction;
                      Waiver of Jury Trial....................................9
    Section 6.8       Severability............................................9
    Section 6.9       Specific Performance...................................10
    Section 6.10      Rules of Construction..................................10

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    Section 6.11      Entire Agreement.......................................10


SCHEDULES

Schedule I       Contributing Shareholders
Schedule II      Conversion Shares
Schedule III     Conversion Shares and Units




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                     CONVERSION AND CONTRIBUTION AGREEMENT


     THIS CONVERSION AND CONTRIBUTION AGREEMENT, dated December 5, 2007 (this "AGREEMENT"), by and among the persons set forth on SCHEDULE I attached hereto (each, a "CONTRIBUTING SHAREHOLDER" and together, the "CONTRIBUTING SHAREHOLDERS") and CP Holdco, LLC, a Delaware limited liability company ("PARENT").

     WHEREAS, each of the Contributing Shareholders set forth under the heading "GA Shareholders" on SCHEDULE I attached hereto (collectively, the "GA SHAREHOLDERS") and each of the Contributing Shareholders set forth under the heading "CK Shareholders" on SCHEDULE I attached hereto (collectively, the "CK SHAREHOLDERS") owns shares of Series D Cumulative Redeemable Convertible Preferred Stock of Critical Path, Inc., a California corporation (the "COMPANY"), par value $0.001 per share (the "SERIES D PREFERRED STOCK");

     WHEREAS, the shares of Series D Preferred Stock are convertible into shares of common stock of the Company, par value $0.001 per share (the "COMMON STOCK") pursuant to the Amended and Restated Certificate of Determination of Preferences of Series D Cumulative Redeemable Convertible Preferred Stock (the "SERIES D CERTIFICATE OF DETERMINATION");

     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT") with Parent and CP Merger Co., a California corporation and a wholly-owned subsidiary of Parent;

     WHEREAS, in connection with the transactions contemplated by the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth herein, (i) the GA Shareholders wish to convert, pursuant to Section 7 of the Series D Certificate of Determination, prior to the record date (the "RECORD DATE") established by the Company's Board of Directors for the determination of shareholders entitled to vote on the transactions contemplated by the Merger Agreement, an aggregate number of shares of Series D Preferred Stock, which number shall not exceed that aggregate number of shares of Series D Preferred Stock set forth opposite the GA Shareholders' names on SCHEDULE II hereto, which, upon conversion, will result in the GA Shareholders owning that number of shares of Common Stock set forth opposite the GA Shareholders' names on
SCHEDULE II hereto, (ii) each of the CK Shareholders wishes to convert, pursuant to Section 7 of the Series D Certificate of Determination, prior to the Record Date, an aggregate number of shares of Series D Preferred Stock, which number shall not exceed that number of shares of Series D Preferred Stock set forth opposite such CK Shareholder's name on SCHEDULE II hereto, which, upon conversion, will result in each CK Shareholder owning that number of shares of Common Stock set forth opposite such CK Shareholder's names on
SCHEDULE II hereto and (iii) each of the Contributing Shareholders wishes to contribute all of the shares of Common Stock (including shares of Common Stock issued upon conversion of the Series D Preferred Stock) (the "CONVERSION SHARES") held by such Contributing Shareholders set forth opposite its name on

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SCHEDULE III hereto for the  aggregate  number of Units set forth  opposite its name on SCHEDULE III; and

     WHEREAS, Parent is authorized to issue an aggregate of 70,000,000 units of membership interest ("UNITS") in accordance with its Limited Liability Company Agreement, dated as of the date hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                          CONVERSION AND CONTRIBUTION

     Section 1.1   CONVERSION OF SERIES D PREFERRED STOCK.

            (a) Subject to the terms and conditions set forth herein, the GA Shareholders hereby agree with Parent that, no later than one (1) Business Day (as defined in the Merger Agreement) prior to the Record Date, the GA Shareholders shall convert, pursuant to the terms and conditions of the Series D Certificate of Determination, an aggregate number of shares of Series D Preferred Stock, which number shall not exceed that aggregate number of shares of Series D Preferred Stock set forth opposite the GA Shareholders' names on
SCHEDULE II hereto, which, upon conversion, will result in the GA Shareholders owning that number of shares of Conversion Shares set forth opposite the GA Shareholders' names on SCHEDULE II hereto. The GA Shareholders may allocate in their sole discretion the number of shares of Series D Preferred Stock to be converted pursuant to this Section 1.1(a) among the GA Shareholders without the consent of the Parent or any other Contributing Shareholders, PROVIDED that the aggregate number of shares of Series D Preferred Stock converted by the GA Shareholders pursuant to this Section 1.1(a) shall, upon conversion, result in the aggregate number of Conversion Shares set forth opposite the GA Shareholders' names on SCHEDULE II hereto.

            (b) Subject to the terms and conditions set forth herein, each of the CK Shareholders hereby agrees with Parent that, no later than one (1) Business Day prior to the Record Date, such CK Shareholder shall convert, pursuant to the terms and conditions of the Series D Certificate of Determination, a number of shares of Series D Preferred Stock, which number shall not exceed that aggregate number of shares of Series D Preferred Stock set forth opposite such CK Shareholder's name on SCHEDULE II hereto, which, upon conversion, will result in such CK Shareholder owning that number of shares of Conversion Shares set forth opposite its name on SCHEDULE II hereto.

     Section 1.2   CONTRIBUTION OF CONVERSION SHARES FOR UNITS.

            (a) Subject to the terms and conditions set forth herein, the GA Shareholders hereby agree to contribute to Parent, on the Closing Date (as

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defined  below),  all  of the  Conversion  Shares  set  forth  opposite  the GA
Shareholders' names on SCHEDULE III hereto, in exchange for that number of Units set forth opposite their names on SCHEDULE III attached hereto, and Parent hereby agrees to accept such Conversion Shares from the GA Shareholders
on  the  Closing  Date  and  issue  such  Units  to  the  GA   Shareholders  in
consideration therefor on the Closing Date. The GA Shareholders may allocate in their sole discretion the number of Conversion Shares contributed and Units issued pursuant to this Section 1.2(a) among the GA Shareholders without the consent of the Parent or any other Contributing Shareholders, PROVIDED that the aggregate number of such Conversion Shares contributed and Units issued in consideration therefor are those set forth opposite the GA Shareholders' names on SCHEDULE III hereto.

            (b) Subject to the terms and conditions set forth herein, each Contributing Shareholder (other than the GA Shareholders) hereby agrees, severally but not jointly, to contribute to Parent, on the Closing Date, all of the Conversion Shares set forth opposite its name on SCHEDULE III hereto, in exchange for that number of Units set forth opposite its name on SCHEDULE III attached hereto, and Parent hereby agrees to accept such Conversion Shares from such Contributing Shareholder (other than the GA Shareholders) on the Closing Date and issue such Units to such Contributing Shareholder (other than the GA Shareholders) in consideration therefor on the Closing Date.

            (c) Notwithstanding anything to the contrary contained in this Agreement, each of Peter Kellner, Richmond I, LLC, Richmond III, LLC, the Kellner Foundation, George Kellner, Trust FBO Peter and Catherine Kellner, Catherine Kellner, Clara Kellner and Paul Kellner (collectively, the "CURRENT KELLNER SHAREHOLDERS") and Richmond CP LLC ("RICHMOND CP"), hereby jointly and severally agree that (i) as soon as practicable after the date hereof (but in any event not more than five (5) days after the date hereof) (the "ASSIGNMENT DATE"), each of the Current Kellner Shareholders shall assign, transfer, convey and deliver to Richmond CP, and Richmond CP shall accept the assignment and transfer from such Current Kellner Shareholder, all of the right, title and interest in and to (x) the Conversion Shares of such Current Kellner Shareholder set forth opposite its name on SCHEDULE III attached hereto and (y) all rights (including, without limitation, the right to receive Units upon contribution of the Conversion Shares pursuant to the terms hereof) and obligations (including, without limitation, the obligation to contribute the Conversion Shares pursuant to the terms hereof) of such Current Kellner Shareholder pursuant to or arising out of this Agreement, and (ii) upon such assignment and transfer, Richmond CP hereby assumes and agrees to perform and discharge in full as and when due any and all liabilities and obligations of each of the Current Kellner Shareholders, of any type whatsoever, arising out of or relating to the Conversion Shares or this Agreement, whether accruing before, on or after the date hereof. Upon the completion of such transfers pursuant to this Section 1.2(c), SCHEDULE III hereto shall be amended in accordance with the provisions of Section 6.4.

     Section 1.3 CLOSING; DELIVERIES AT CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article 4 herein, the closing of the contribution of the Conversion Shares for Units contemplated by this Agreement (the "CLOSING") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP at 1285 Avenue of the Americas, New York, New York 10019, immediately prior to the Effective Time (the date upon which such

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Closing  occurs,  the  "CLOSING  DATE").  At  the  Closing,  each  Contributing
Shareholder shall deliver to Parent the stock certificate(s) evidencing the Conversion Shares to be contributed by it under this Agreement, in each case together with stock powers duly endorsed in blank or a lost stock affidavit in form and substance reasonably acceptable to Parent, against the issuance by Parent to such Contributing Shareholder of the Units to be acquired by such Contributing Shareholder, which issuance shall be evidenced by appropriate notations on the membership interest ledger of Parent.

     Section 1.4 NO TRANSFER. Prior to the earlier of the Closing and termination of this Agreement pursuant to Section 5.1, except with the prior written consent of Parent and except for the transfers by the Current Kellner Shareholders pursuant to Section 1.2(c), no Contributing Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any shares of Series D Preferred Stock, Series E Preferred Stock or Conversion Shares.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to each of the Contributing Shareholders as follows:

     Section 2.1 EXISTENCE AND POWER. Parent (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) has the power and authority to execute, deliver and perform its obligations under this Agreement.

     Section 2.2 AUTHORIZATION, NO CONFLICTS. The execution, delivery and performance by Parent of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of Parent; (b) do not violate or conflict with the terms of the certificate of formation, the limited liability company agreement or other organizational documents of Parent; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of Parent or any requirement of law applicable to Parent; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, Parent.

     Section 2.3 BINDING EFFECT. This Agreement has been duly executed and delivered by Parent, and constitutes the legal, valid and binding obligations

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of Parent,  enforceable  against Parent in accordance with its terms, except as
enforceability   may  be  limited   by   applicable   bankruptcy,   insolvency,
reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general
principles  of  equity  relating  to  enforceability   (regardless  of  whether
considered in a proceeding at law or in equity).

     Section 2.4 APPROVALS AND CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance and delivery of the Units) by, or enforcement against, the Parent of this Agreement or the consummation of the transactions contemplated hereby.

     Section 2.5 ISSUANCE OF UNITS. Upon consummation of the Closing, including receipt by Parent of the Conversion Shares to be surrendered by the Contributing Shareholders under this Agreement, the Units to be issued to each Contributing Shareholder under this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of any transfer restrictions or liens (other than as provided by applicable law), and not subject to any preemptive rights, rights of first refusal or other similar rights.

                                   ARTICLE 3

        REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTING SHAREHOLDERS

     Each Contributing Shareholder represents and warrants, severally and not jointly, to Parent as follows:

     Section 3.1 POWER AND AUTHORITY. Such Contributing Shareholder (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the power and authority to execute, deliver and perform its obligations under this Agreement.

     Section 3.2 AUTHORIZATION, NO CONFLICTS. The execution, delivery and performance by such Contributing Shareholder of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary action of such Contributing Shareholder; (b) do not violate or conflict with the terms of the organizational or governing documents of such Contributing Shareholder; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any lien under, any contractual obligation of such Contributing Shareholder or any requirement of law applicable to such Contributing Shareholder; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, such Contributing Shareholder.

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     Section 3.3 BINDING  EFFECT.  This  Agreement  has been duly  executed and delivered by such Contributing Shareholder, and constitutes the legal, valid and binding obligations of such Contributing Shareholder, enforceable against
such  Contributing   Shareholder  in  accordance  with  its  terms,  except  as
enforceability   may  be  limited   by   applicable   bankruptcy,   insolvency,
reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general
principles  of  equity  relating  to  enforceability   (regardless  of  whether
considered in a proceeding at law or in equity).

     Section 3.4 APPROVALS AND CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or registration, declaration or filing with, any governmental authority or any other person or entity, and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the such Contributing Shareholder of this Agreement or the consummation of the transactions contemplated hereby.

     Section  3.5  STATUS  OF  CONTRIBUTING   SHAREHOLDER.   Such  Contributing
Shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     Section 3.6 OWNERSHIP OF SERIES D PREFERRED STOCK. To the extent that such Contributing Shareholder owns shares of Series D Preferred Stock or is converting shares of Series D Preferred Stock pursuant to this Agreement, such Contributing Stockholder is the record and beneficial owner of all of such Series D Preferred Stock and has good and valid title to such Series D Preferred Stock, free and clear of any and all liens, claims and encumbrances of any nature whatsoever, and no other person or entity has any right, title or interest in or to any of those shares.

     Section 3.7 OWNERSHIP OF CONVERSION SHARES. Such Contributing Shareholder (other than Richmond CP) is, and in the case of Richmond CP, will be effective upon the Assignment Date, the record and beneficial owner of the Conversion Shares to be surrendered by it to Parent pursuant to this Agreement and has, and in the case of Richmond CP, will have effective upon the Assignment Date, good and valid title to such Conversion Shares, free and clear of any and all liens, claims and encumbrances of any nature whatsoever, and no other person or entity has any right, title or interest in or to any of those shares. The Conversion Shares to be surrendered to Parent pursuant to this Agreement constitute all of the shares of Common Stock of the Company owned by such Contributing Shareholder.

                                   ARTICLE 4

                         CONDITIONS TO THE OBLIGATIONS
                            OF THE PARTIES TO CLOSE

     Section 4.1 CONDITIONS TO THE OBLIGATIONS OF THE CONTRIBUTING SHAREHOLDERS TO CLOSE. The obligations of each Contributing Shareholder to acquire the

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Units, to deliver the Conversion  Shares to Parent in exchange for the Units at
the  Closing  and  to  perform  any  obligations   hereunder  (other  than  the
obligations of each GA Shareholder and CK Shareholder pursuant to Section 1.1) shall be subject to the satisfaction as determined by, or waived by, such Contributing Shareholder in its sole discretion, of the following conditions on or before the Closing Date:

            (a) REPRESENTATIONS AND WARRANTIES; COMPLIANCE. The representations and warranties of Parent contained in Article II hereof shall be true and correct in all respects at and on the Closing Date as if made at and on such date. Parent shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by Parent on or before the Closing Date.

     Section 4.2 CONDITIONS TO THE OBLIGATIONS OF PARENT TO CLOSE. The obligations of Parent to issue the Units at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waived by, Parent in its sole discretion, of the following conditions on or before the Closing Date:

            (a) REPRESENTATIONS AND WARRANTIES; COMPLIANCE. The representations and warranties of each Contributing Shareholder contained in
Article 3 hereof shall be true and correct in all respects at and on the Closing Date as if made at and on such date (other than the representations by each of the Current Kellner Shareholders in Section 3.7, which shall be true and correct in all respects as of the date hereof and as of the date upon which such Current Kellner Shareholders transfers their Conversion Shares to Richmond
CP). Each Contributing Shareholder shall have performed and complied in all respects with all of its agreements set forth herein that are required to be performed by it on or before the Closing Date.

                                   ARTICLE 5

                                  TERMINATION

     Section 5.1 TERMINATION. This Agreement shall terminate automatically, without any action on the part of any party hereto, upon the termination of the Merger Agreement in accordance with its terms.

     Section 5.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and have no effect; PROVIDED, that such termination shall not relieve any party for any material breach of this Agreement by such party prior to such termination. In no event shall any party be liable for any consequential, speculative or punitive damages or any damages arising from lost profits.

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                                   ARTICLE 6

                                 MISCELLANEOUS

     Section  6.1  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.  All  of the
representations, warranties and agreements in this Agreement by the Contributing Shareholders shall survive the execution and delivery of this Agreement and the Closing. All of the representations, warranties and agreements in this Agreement by Parent shall terminate at the Closing.

     Section 6.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

              If to Parent,

              CP Holdco, LLC
              c/o General Atlantic Service Company, LLC
              3 Pickwick Plaza
              Greenwich, Connecticut 06830
              Telecopier:  (203) 302-3044
              Attention:  David A. Rosenstein, Esq.

              with a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison LLP
              1285 Avenue of the Americas
              New York, New York 10019
              Telecopier:  (212) 757-3990
              Attention:    Douglas A. Cifu, Esq.
                 Marilyn Sobel, Esq.

              If to any Contributing Shareholder, at the addresses of such Contributing Shareholder set forth on
              SCHEDULE I attached hereto

     All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

     Section 6.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. No Person other than the parties hereto and their successors are intended to be a beneficiary of this Agreement.

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     Section  6.4  AMENDMENT   AND  WAIVER.   Any   amendment,   supplement  or
modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Parent or the Contributing Shareholders from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Parent, the GA Shareholders and the CK Shareholders and (ii) only in the specific instance and for the specific purpose for which it is made or given. Any such amendment, supplement, modification, waiver or consent shall be binding upon all of the Contributing Shareholders.

     Section 6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 6.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 6.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with and governed by the law of the state of Delaware. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, AMONG OTHER THINGS, BY THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

     Section 6.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     Section 6.9 SPECIFIC PERFORMANCE. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

     Section 6.10 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

     Section 6.11 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Conversion and Contribution Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                             CP HOLDCO, LLC


                                             By: /s/ Tom C. Tinsley
                                                 ------------------------------
                                                 Name:  Tom C. Tinsley
                                                 Title: President




            SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT

                                             GA SHAREHOLDERS:


                                             GENERAL ATLANTIC PARTNERS 74, L.P.

                                             By:      General Atlantic LLC,
                                                      Its general partner


                                             By: /s/ Matthew Nimetz
                                                 ------------------------------
                                                 Name:  Matthew Nimetz
                                                 Title: Managing Director



                                             GAPSTAR, LLC

                                             By:   General Atlantic LLC,
                                                   Its sole member


                                             By: /s/ Matthew Nimetz
                                                 ------------------------------
                                                 Name:  Matthew Nimetz
                                                 Title: Managing Director



                                             GAP COINVESTMENT PARTNERS II, L.P.


                                             By: /s/ Matthew Nimetz
                                                 ------------------------------
                                                 Name:   Matthew Nimetz
                                                 Title:  A General Partner




            SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT

                                             CK SHAREHOLDERS:


                                             CAMPINA ENTERPRISES LIMITED



                                             By: /s/ Ip Tak Chuen, Edmond
                                                 ------------------------------
                                                 Name:   Ip Tak Chuen, Edmond
                                                 Title:  Director

                                             CENWELL LIMITED



                                             By: /s/ Ip Tak Chuen, Edmond
                                                 ------------------------------
                                                 Name:   Ip Tak Chuen, Edmond
                                                 Title:  Authorised Person



            SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT

                                             CONTRIBUTING SHAREHOLDER:



                                             RICHMOND CP LLC



                                             By: /s/ Peter Kellner
                                                 ------------------------------
                                                 Name:  Peter Kellner
                                                 Title: Managing Member


                                             /s/ Peter Kellner
                                             ----------------------------------
                                             Peter Kellner


                                             RICHMOND I, LLC



                                             By: /s/ Peter Kellner
                                                 ------------------------------
                                                 Name:  Peter Kellner
                                                 Title: Managing Director


                                             RICHMOND III, LLC



                                             By: /s/ Peter Kellner
                                                 ------------------------------
                                                 Name:  Peter Kellner
                                                 Title: Managing Director



            SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT

                                             /s/ George Kellner
                                             ----------------------------------
                                             George Kellner


                                             THE KELLNER FOUNDATION



                                             By: /s/ George Kellner
                                                 ------------------------------
                                                 Name:  George Kellner
                                                 Title: Authorized Signatory


                                             TRUST FBO PETER AND
                                             CATHERINE KELLNER



                                             By: /s/ George Kellner
                                                 ------------------------------
                                                 Name:  George Kellner
                                                 Title: Trustee


                                             /s/ Catherine Kellner
                                             ----------------------------------
                                             Catherine Kellner


                                             /s/ Clara Kellner
                                             ----------------------------------
                                             Clara Kellner


                                             /s/ Paul Kellner
                                             ----------------------------------
                                             Paul Kellner




            SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT

                                             CONTRIBUTING SHAREHOLDER:


                                             VECTIS-CP HOLDINGS, LLC



                                             By: /s/ Matthew T. Hobart
                                                 ------------------------------
                                                 Name:  Matthew T. Hobart
                                                 Title: Managing Director







            SIGNATURE PAGE TO CONVERSION AND CONTRIBUTION AGREEMENT

                                   SCHEDULE I

                           CONTRIBUTING SHAREHOLDERS


I. GA SHAREHOLDERS:

General Atlantic Partners 74, L.P.

     c/o General Atlantic Service Company, LLC
     3 Pickwick Plaza
     Greenwich, CT 06830
     Telecopier: (203) 302-3044
     Attention:  David A. Rosenstein

GapStar, LLC

     c/o General Atlantic Service Company, LLC
     3 Pickwick Plaza
     Greenwich, CT 06830
     Telecopier: (203) 302-3044
     Attention:  David A. Rosenstein

GAP Coinvestment Partners II, L.P.

     c/o General Atlantic Service Company, LLC
     3 Pickwick Plaza
     Greenwich, CT 06830
     Telecopier: (203) 302-3044
     Attention:  David A. Rosenstein

II. CK SHAREHOLDERS:

Campina Enterprises Limited

     c/o 7th Floor, Cheung Kong Center
     2 Queen's Road Central
     Hong Kong
     Telecopier: (852) 2128-8001
     Attention: Company Secretary

Cenwell Limited

     c/o 22nd Floor, Hutchison House
     10 Harcourt Road
     Hong Kong

     Telecopier: (852) 2128-1778
     Attention: Company Secretary

III. OTHER CONTRIBUTING SHAREHOLDERS:

Richmond CP LLC

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

Peter Kellner

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

Richmond I, LLC

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

The Kellner Foundation

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

George Kellner

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

Trust FBO Peter and Catherine Kellner

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

Catherine Kellner

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

Clara Kellner

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

Paul Kellner

     c/o Richmond Management LLC
     645 Madison Avenue, 20th Floor
     New York, NY 10022
     Telecopier: (212) 838-6742
     Attention:  Peter B. Kellner

Vectis-CP Holdings, LLC

     345 California St, Suite 2600
     San Francisco, California 94104

                                  SCHEDULE II

                               CONVERSION SHARES

--------------------------------------------------------------------------------
        Contributing Shareholder         Shares of Series D      Shares of
                                          Preferred Stock      Common Stock
                                          To Be Converted    To Be Held Upon
                                                                 Conversion
--------------------------------------------------------------------------------
GA Shareholders                             1,293,561(1)          17,316,848

     General Atlantic Partners 74, L.P.
     GapStar, LLC
     GAP Coinvestment Partners II, L.P.
--------------------------------------------------------------------------------
Campina Enterprises Limited                   436,363              5,841,576
--------------------------------------------------------------------------------
Cenwell Limited                               436,364              5,841,576
--------------------------------------------------------------------------------

----------------------------------
(1) To be allocated among the GA Shareholders pursuant to Section 1.1(a) hereof.

                                  SCHEDULE III

                          CONVERSION SHARES AND UNITS


--------------------------------------------------------------------------------
     Contributing Shareholder                   Conversion Shares    Units to be
                                                                      Acquired
--------------------------------------------------------------------------------
GA Shareholders                                   17,316,848(2)    17,316,848(3)

     General Atlantic Partners 74, L.P.
     GapStar, LLC
     GAP Coinvestment Partners II, L.P.
--------------------------------------------------------------------------------
Campina Enterprises Limited                        5,841,576         5,841,576
--------------------------------------------------------------------------------
Cenwell Limited                                    5,841,576         5,841,576
--------------------------------------------------------------------------------
Richmond CP LLC                                        0                 0
--------------------------------------------------------------------------------
Peter Kellner                                      1,454,203         1,454,203
--------------------------------------------------------------------------------
Richmond III, LLC                                      0                 0
--------------------------------------------------------------------------------
Richmond I, LLC                                     525,807           525,807
--------------------------------------------------------------------------------
The Kellner Foundation                              498,700           498,700
--------------------------------------------------------------------------------
George Kellner                                      455,568           455,568
--------------------------------------------------------------------------------
Trust FBO Peter and Catherine Kellner               111,100           111,100
--------------------------------------------------------------------------------
Catherine Kellner                                   106,800           106,800
--------------------------------------------------------------------------------
Clara Kellner                                       50,000             50,000
--------------------------------------------------------------------------------
Paul Kellner                                        47,300             47,300
--------------------------------------------------------------------------------
Vectis-CP Holdings, LLC                            5,672,378         5,672,378
--------------------------------------------------------------------------------

-------------------
(2) To be allocated among the GA Shareholders pursuant to Section 1.2(a) hereof.

(3) To be allocated among the GA Shareholders pursuant to Section 1.2(a) hereof.